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                         CERTIFICATE OF INCORPORATION OF

                  GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.

                             A Delaware Corporation



     FIRST: The name of the corporation is Global One Distribution & Merchandising Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name and address of the Corporation's registered agent in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "GCL").

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares. One of the classes shall be common stock, $.01 par value per share ("Common Stock") and the total number of shares of Common Stock which the Corporation is authorized to issue is thirty million (30,000,000). The other class shall be preferred stock, $.01 par value per share ("Preferred Stock") and the total number of shares of Preferred Stock which the Corporation is authorized to issue is twenty million (20,000,000).

     A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Article Fourth (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Upon any liquidation, dissolution or winding up of the affairs of the Corporation,

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whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled. Holders of Common Stock shall not be entitled to preemptive rights with respect to any shares of Common Stock, Preferred Stock or any other securities, debt or otherwise, issued by the Corporation.

     B. PREFERRED STOCK. The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (a) the designations of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

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          (h)  the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

     FIFTH:  The name and mailing address of the incorporator are as follows:

                    Kevin F. Donnelly
                    11355 West Olympic Boulevard
                    Los Angeles, CA  90064

     SIXTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly, conferred upon them by statute;

               (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for

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any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

               (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

               (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws of the Certificate of Incorporation of the Corporation and its Bylaws.

     EIGHTH: Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, each director shall serve until his successor is elected and qualified or until his death, resignation or removal, and no decrease in the authorized number of directors shall shorten the term of any incumbent director. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of shareholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of shareholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of shareholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders and when their respective successors are elected and qualified. Shareholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

     NINTH: Subject to the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board, the Vice Chairman of the Board or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

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     TENTH:   Meetings of shareholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

     ELEVENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. No amendment to or repeal of this Article Eleventh shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     TWELFTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, for purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 22nd day of April, A.D. 1996.




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                                        Kevin F. Donnelly, Incorporator

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